Exhibit 10.4B

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 20th day of December, 2012, by and between 34175 ARDENWOOD VENTURE, LLC, a Delaware limited liability company (“Landlord”), and ARDELYX, INC., a Delaware corporation formerly known as Nteryx, Inc. (“Tenant”).

RECITALS

A. WHEREAS, Landlord and Tenant entered into that certain Lease dated as of August 8, 2008 (as the same may have been amended, supplemented or modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 34175 Ardenwood Boulevard in Fremont, California (the “Building”);

B. WHEREAS, Landlord and Tenant desire to extend the Term of the Lease; and

C. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. The Lease, as amended by this Amendment, is referred to herein as the “Amended Lease.”

2. Extension Term. The Term of the Lease is hereby extended for thirty-six (36) months and, therefore, the Term Expiration Date is hereby amended to mean September 10, 2016. The period commencing on September 11, 2013 and ending on the Term Expiration Date shall be referred to herein as the “Extension Term.”

3. Base Rent. Base Rent during the Extension Term shall equal:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent

9/11/13 - 9/10/14	27,620	$1.70	$46,954.00	$563,448.00

9/11/14 - 9/10/15	27,620	$1.75	$48,335.00	$580,020.00

9/11/15 - 9/10/16	27,620	$1.80	$49,716.00	$596,592.00

4. Additional Rent. Tenant shall, at all times during the Extension Term, continue to pay (a) Tenant’s Op Ex Share of Operating Expenses, (b) the Property Management Fee and (c) any other amounts set forth in the Lease. During the Extension Term, Tenant’s Op Ex Share shall equal Tenant’s Pro Rata Share of the Building.

5. Condition of Premises. Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Premises and, notwithstanding anything contained in the Lease to the contrary, agrees to take the same in its condition “as is” as of the first day of the Extension Term, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s continued occupancy for the Extension Term or to pay for any improvements to the Premises, except as may be expressly provided in the Lease.

6. Deletion of Extension Option. Article 42 of the Lease is hereby amended such that Tenant shall only have one (1) Option (and not two (2) Options) to extend the Term by three (3) years as to the entire Premises (and no less than the entire Premises) upon all of the terms and conditions set forth in Article 42 of the Lease. The parties agree that the Extension Term did not result from the exercise of the Option, and therefore, the one (1) Option to extend the Term shall be available for exercise by the Tenant at the end of the Extension Term in accordance with the provisions of Article 42 of the Lease.

7. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

8. No Default. Tenant and Landlord each represent, warrant and covenant that, to the best of its knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

9. Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Amended Lease should be sent to:

Ardelyx, Inc.

34175 Ardenwood Blvd.

Fremont, California 94555

Attn: Vice President, Finance

10. Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

11. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

12. Counterparts. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

34175 ARDENWOOD VENTURE, LLC,

a Delaware limited liability company

By:	BMR-34175 ARDENWOOD BOULEVARD LLC, its Managing Member

	By:	/s/ Janice Kameir
	Name:	Janice Kameir
	Title:	Vice President, Human Resources

TENANT:

ARDELYX, INC.,
a Delaware corporation

By:	/s/ Mike Raab
Name:	Mike Raab
Title:	CEO